Exhibit 10.2

CONSUMER RATE RELIEF PROPERTY PURCHASE AND SALE AGREEMENT

by and between

APPALACHIAN CONSUMER RATE RELIEF FUNDING II LLC,

Issuer

and

APPALACHIAN POWER COMPANY,

Seller

Dated as of [•]

i

EXHIBITS

Exhibit A      Form of Bill of Sale

ii

CONSUMER RATE RELIEF PROPERTY PURCHASE AND SALE AGREEMENT

This CONSUMER RATE RELIEF PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of [•], is between Appalachian Consumer Rate Relief Funding II LLC, a Delaware limited liability company (the “Issuer”), and Appalachian Power Company, a Virginia corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”).

RECITALS

WHEREAS, the Issuer desires to purchase the CRR Property created by the Financing Order pursuant to the Securitization Law;

WHEREAS, the Seller is willing to sell its rights and interests under the Financing Order to the Issuer, whereupon, subject to the pledge thereto to secure the Consumer Rate Relief Bonds, such rights and interests will become the CRR Property;

WHEREAS, the Issuer, in order to finance the purchase of the CRR Property, will issue the Consumer Rate Relief Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Consumer Rate Relief Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the CRR Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof among the Issuer, U.S. Bank Trust Company, National Association, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, in its capacity as securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A hereto delivered pursuant to Section 2.02(i).

“Losses” means (i) any and all amounts of principal and interest on the Consumer Rate Relief Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required and (ii) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

SECTION 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation”, respectively.

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(d) Non-capitalized terms used herein which are defined in the Securitization Law, as the context requires, have the meanings assigned to such terms in the Securitization Law, but without giving effect to amendments to the Securitization Law after the date hereof which could have a material adverse effect on the Issuer or the CRR Property Bondholders.

ARTICLE II

CONVEYANCE OF CRR PROPERTY

SECTION 2.01. Conveyance of CRR Property.

(a) In consideration of the Issuer’s delivery to or upon the order of the Seller of $[•] (the “Purchase Price”), subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the CRR Property (such sale, transfer, assignment, setting over and conveyance of the CRR Property includes, to the fullest extent permitted by the Securitization Law, the property, rights and interests of APCo under the Financing Order, including the right of APCo and any Successor to impose, charge and collect CRR Charges from Customers, and including the right to obtain True-Up Adjustments, and all revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests of the Seller created under the Financing Order). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 24-2-4h(p)(1) of the Securitization Law, shall be treated as an absolute transfer and true sale of, and not as a pledge of or secured transaction relating to, the Seller’s right, title and interest in, to and under, the CRR Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the CRR Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the CRR

Property to the Issuer, (ii) as provided in Section 24-2-4h(e)(7) of the Securitization Law, such rights will become CRR Property when sold hereunder and pledged to secure the Consumer Rate Relief Bonds and (iii) as provided in Section 24-2-4h(o)(4) of the Securitization Law, appropriate financing statements have been filed and such transfer of Seller’s interest in the CRR Property is perfected against all parties having claims of any kind in tort, contract or otherwise against the Seller, including against judicial lien or other lien creditors and against Seller and creditors of Seller, other than creditors holding a prior security interest, ownership interest or assignment in the CRR Property. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be an absolute transfer and true sale as provided in Section 24-2-4h(p)(1) of the Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the CRR Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the CRR Property and, without prejudice to its position that it has absolutely transferred all of its rights in the CRR Property to the Issuer, the Seller hereby grants a security interest in the CRR Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the CRR Charges and all other CRR Property.

(b) Subject to Section 2.02, the Issuer does hereby purchase the CRR Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02. Conditions to Conveyance of CRR Property . The obligation of the Issuer to purchase CRR Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(i) on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the CRR Property to be conveyed on the Closing Date;

(ii) on or prior to the Closing Date, the Seller shall have received the Financing Order creating the CRR Property;

(iii) as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by the sale of the CRR property and the Seller is not aware of any pending insolvency with respect to itself;

(iv) as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(v) as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the CRR Property to be conveyed on such date and (B) all conditions to the issuance of the Consumer Rate Relief Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(vi) on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the CRR Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or making any filings pursuant to the Securitization Law or the UCC; and the Issuer or the Servicers, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the CRR Bond Collateral and to maintain such security interest as of such date;

(vii) the Seller shall have delivered to the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies;

(viii) on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreements, this Agreement, the Indenture, the Financing Order, and the Securitization Law shall be in full force and effect;

(ix) the Consumer Rate Relief Bonds shall have received the rating or ratings required by the Financing Order;

(x) on the Closing Date the Seller shall have received the Purchase Price in immediately available funds;

(xi) the Issuance Advice Letter shall have been provided to the Commission in accordance with the Issuance Advice Letter Procedure (as defined in the Financing Order), and the Commission shall not have issued a disapproval letter directing that the Consumer Rate Relief Bonds not be issued; and

(xii) the Seller shall have delivered to the Indenture Trustee and the Issuer an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the CRR Property. The representations and warranties shall survive the sale and transfer of CRR Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01. Organization and Good Standing. The Seller is a corporation duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and has the requisite corporate or other power and authority to obtain the Financing Order and own the rights and interests under the Financing Order and to sell and assign those rights and interests to the Issuer.

SECTION 3.02. Due Qualification. The Seller is duly qualified to do business as a foreign corporation in West Virginia and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03. Power and Authority. The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05. No Violation. The consummation by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents, or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created in favor of the Indenture Trustee for the benefit of the Secured Parties pursuant to the Securitization Law or any Lien that may be granted under the Basic Documents); or (iii) violate in any material respect any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06. No Proceedings.1 There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Consumer Rate Relief Bonds, (ii) seeking to prevent the issuance of the Consumer Rate Relief Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Consumer Rate Relief Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Consumer Rate Relief Bonds as debt.

[1]	Note to Form: Subject to confirmation pending Financing Order approval process.

SECTION 3.07. Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except (i) those that have been obtained or made, (ii) those that the Seller, in its capacity as a Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement, and (iii) UCC financing statement filings under the UCC and the Securitization Law.

SECTION 3.08. The CRR Property.

(a) Information. Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the CRR Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter relating thereto) is true and correct in all material respects.

(b) Title. It is the intention of the parties hereto that (other than for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfer and assignment herein contemplated constitutes a sale and absolute transfer of the CRR Property from the Seller to the Issuer and that no interest in, or right or title to, the CRR Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the CRR Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the CRR Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any UCC financing statement against it that includes a description of collateral including the CRR Property other than (i) any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents and (ii) any financing statement being amended in connection with the Intercreditor Agreement to expressly exclude the CRR Property from the description of collateral. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer. At the Closing Date, immediately prior to the sale of the CRR Property hereunder, the Seller is the original and the sole owner of the CRR Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c) Transfer Filings. On the Closing Date, immediately upon the sale hereunder, the CRR Property shall be validly sold, transferred, assigned, set over and otherwise conveyed to the Issuer, the Issuer shall own all the CRR Property free and clear of all Liens (except for any Lien created in favor of the Indenture Trustee, for the benefit of the Secured Parties, granted under the Indenture and perfected pursuant to Section 24-2-4h(o)(4) of the Securitization Law, or any Lien that may be granted under the Basic Documents) and all filings and actions to be made or taken by the Seller (including, without limitation, filings with the Secretary of State of the State of West Virginia under the Securitization Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture and perfected pursuant to Section 24-2-4h(o)(4) of the Securitization Law and any Lien that may be granted under the Basic Documents) in the CRR Property have been made or taken. No further action is required to maintain such ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture and perfected pursuant to Section 24-2-4h(o)(4) of the Securitization Law and any Lien that may be granted under the Basic Documents) and to give the Indenture Trustee a first priority perfected security interest in the CRR Property. All filings and action have also been made or taken to perfect the security interest in the CRR Property granted by the Seller to the Issuer (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture and perfected pursuant to Section 24-2-4h(o)(4) of the Securitization Law and any Lien that may be granted under the Basic Documents) and, to the extent necessary, the Indenture Trustee pursuant to Section 2.01.

(d) Financing Order, Issuance Advice Letter; Other Approvals. On the Closing Date, under the laws of the State of West Virginia and the United States in effect on the Closing Date, (i) the Financing Order pursuant to which the rights and interests of the Seller, including the right of APCo and any Successor to impose, charge and collect the CRR Charges and, in and to the CRR Property transferred on such date have been created, is final and non-appealable and is in full force and effect; (ii) as of the issuance of the Consumer Rate Relief Bonds, the Consumer Rate Relief Bonds are entitled to the protection of the Securitization Law and, accordingly, the Financing Order, the CRR Charges and the Issuance Advice Letter are not revocable by the Commission; (iii) as of the issuance of the Consumer Rate Relief Bonds, the CRR Rate Schedule has been filed and is in full force and effect and is not subject to modification by the Commission except as provided under Section 24-2-4h(k) of the Securitization Law; (iv) the process by which the Financing Order creating the CRR Property transferred on such date was adopted and approved, and the Financing Order, CRR Rate Schedule and Issuance Advice Letter comply with all applicable laws, rules and regulations; (v) the Issuance Advice Letter has been provided to the Commission in accordance with the Issuance Advice Letter Procedure outlined in the Financing Order creating the CRR Property transferred on such date and an officer of the Seller has provided the certification to the Commission required by the Issuance Advice Letter; and (vi) no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the CRR Property transferred on such date, except those that have been obtained or made.

(e) State Action. Under the laws of the State of West Virginia in effect on the Closing Date, pursuant to Section 24-2-4h(s)(1) of the Securitization Law, the State of West Virginia has pledged to and agrees with the Bondholders, assignees and financing parties under the Financing Order that the State will not take or permit any action that impairs the value of CRR Property under the Financing Order or revises the CRR Costs for which recovery is authorized under the Financing Order or, except as allowed under Section 24-2-4h(k) of the Securitization Law, reduce, alter or impair CRR Charges that are imposed, charged, collected or remitted for the benefit of the Bondholders, assignees and financing parties under the Financing Order, until any principal, interest and redemption premium in respect of Consumer

Rate Relief Bonds, all financing costs and all amounts to be paid to any assignee or financing party under an ancillary agreement are paid or performed in full. Under the contract clauses of the United States and West Virginia Constitutions, the State of West Virginia could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Securitization Law nor could the State of West Virginia (or the Commission in exercising its legislative powers) take any action in contravention of the State Pledge if the repeal or amendment, or the action, substantially impairs or would substantially impair the value of the CRR Property. Under the takings clauses of the United States and West Virginia Constitutions, the State of West Virginia could not repeal or amend the Securitization Law or take any other action in contravention of the State Pledge without paying just compensation to the Holders, as determined by a court of competent jurisdiction if doing so would constitute a permanent appropriation of a substantial property interest of the Holders in the CRR Property , destroyed the CRR Property other than in response to emergency conditions or substantially impaired the value of the CRR Property (other than as contemplated by the True-Up Adjustments) as to unduly interfere with the reasonable expectations of the Holders arising from their investments in the Consumer Rate Relief Bonds. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the Consumer Rate Relief Bonds.

(f) Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the CRR Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those CRR Charges will in fact be sufficient to meet the payment obligations on the related Consumer Rate Relief Bonds or that the assumptions used in calculating such CRR Charges will in fact be realized.

(g) Creation of CRR Property. Upon the effectiveness of the Financing Order, the completion of the Issuance Advice Letter Procedure, the transfer of the CRR Property pursuant to this Agreement and the pledge of the CRR Property to the Indenture Trustee pursuant to the Indenture: (i) the rights and interests of the Seller under the Financing Order, including the right of APCo and any Successor to impose, charge and collect the CRR Charges authorized in the Financing Order, become “consumer rate relief property” as defined in Section 24-2-4h(b)(9) of the Securitization Law; (ii) the CRR Property constitutes an existing, present property right vested in the Issuer; (iii) the CRR Property includes (A) the property, rights and interests of the Seller or an assignee in the Financing Order, including the right of APCo or an assignee and any Successor to impose, charge and collect CRR Charges from Customers, and including the right to obtain True-Up Adjustments, and all revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from rights and interests created under the Financing Order, and (B) the right of APCo and any Successor to impose, charge and collect periodic adjustments (with respect to adjustments, in the manner and with the effect provided in Section 4.01(b) of the Servicing Agreement) of such CRR Charges, and the rates and other charges authorized by the Financing Order and all revenues, collections, claims, payments, moneys or proceeds of or arising from the CRR Charges; (iv) the owner of the CRR Property is legally entitled to bill CRR Charges and collect payments in respect of the CRR Charges in the aggregate sufficient to pay the interest on and principal of the Consumer Rate Relief Bonds in accordance with the Indenture, to pay Upfront Financing Costs, the fees and expenses of servicing the Consumer Rate Relief Bonds and other Ongoing Financing

Costs, to replenish the Capital Subaccount to the Required Capital Level until the Consumer Rate Relief Bonds are paid in full; and (v) the CRR Property is not subject to any Lien other than any Lien created in favor of the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture and perfected pursuant to Section 24-2-4h(o)(4) of the Securitization Law or any Lien that may be granted under the Basic Documents.

(h) Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Consumer Rate Relief Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i) Prospectus. As of the date hereof, the information describing the Seller under the caption “The Depositor, Seller, Initial Servicers and Sponsor” in the prospectus dated [•] relating to the Consumer Rate Relief Bonds is true and correct in all material respects.

(j) Solvency. After giving effect to the sale of the CRR Property hereunder, the Seller:

(i) is solvent and expects to remain solvent;

(ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;

(iii) is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

(iv) reasonably believes that it will be able to pay its debts as they come due; and

(v) is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

(k) No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the Financing Order, the Issuance Advice Letter, the CRR Property or the CRR Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(l) Survival of Representations and Warranties. The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09. Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED CRR CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS.

ARTICLE IV

COVENANTS OF THE SELLER

SECTION 4.01. Existence. Subject to Section 5.02, so long as any of the Consumer Rate Relief Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business in each jurisdiction in which it operates, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to operate its electric transmission and distribution system to provide service to the APCo Customers (or, if transmission and distribution are split, to provide wire service directly to the APCo Customers).

SECTION 4.02. No Liens. Except for the conveyance hereunder or any Lien pursuant to the Indenture, or otherwise under the Securitization Law, in favor of the Indenture Trustee for the benefit of the Secured Parties and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the CRR Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the CRR Property against all claims of third parties claiming through or under the Seller. APCo, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the CRR Property.

SECTION 4.03. Delivery of Collections. In the event that the Seller receives any CRR Charge Collections or other payments in respect of the CRR Charges or the proceeds thereof other than in its capacity as a Servicer, the Seller agrees to pay to the Servicers, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicers by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee.

SECTION 4.04. Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the CRR Property, other than the conveyance hereunder and any Lien pursuant to the Basic Documents, including the Lien in favor of the Indenture Trustee for the benefit of the Secured Parties.

SECTION 4.05. Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to the Seller, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the CRR Property or under any of the other Basic Documents to which the Seller is a party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

SECTION 4.06. Covenants Related to Consumer Rate Relief Bonds and CRR Property .

(a) So long as any of the Consumer Rate Relief Bonds are outstanding, the Seller shall treat the CRR Property as the Issuer’s property for all purposes other than financial reporting, state or federal regulatory or tax purposes, and treat the Consumer Rate Relief Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.

(b) Solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the Consumer Rate Relief Bonds are outstanding, the Seller agrees to treat the Consumer Rate Relief Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the CRR Bond Collateral unless otherwise required by appropriate taxing authorities.

(c) So long as any of the Consumer Rate Relief Bonds are outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the CRR Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d) So long as any of the Consumer Rate Relief Bonds are outstanding, the Seller shall not own or purchase any Consumer Rate Relief Bonds.

(e) So long as the Consumer Rate Relief Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f) The Seller agrees that, upon the sale by the Seller of the CRR Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including applicable Commission Regulations and the Securitization Law, the Issuer shall have all of the rights originally held by the Seller with respect to the CRR Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of the CRR Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer directly to the Issuer shall discharge such Customer’s obligations, if any, in respect of the CRR Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g) So long as any of the Consumer Rate Relief Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the CRR Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the CRR Property that is inconsistent with the ownership interest of the Issuer (other than for financial accounting or tax purposes or as required by state or federal regulatory purposes), (iii) the Seller shall not take any action in respect of the CRR Property except solely in its capacity as a Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, (iv) the Seller shall not sell “consumer rate relief property” or other property similar to the CRR Property under a separate financing order in connection with the issuance of additional bonds under the Securitization Law or a similar law of West Virginia unless the Rating Agency Condition shall have been satisfied, and (v) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

SECTION 4.07. Protection of Title. The Seller shall execute (if applicable) and file such filings, including, without limitation, filings with the Secretary of State of the State of West Virginia pursuant to the Securitization Law, and cause to be executed (if applicable) and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer and the backup precautionary security interest of the Issuer pursuant to Section 2.01 hereof, and the first priority security interest of the Indenture Trustee in the CRR Property, including, without limitation, all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interest in the CRR Property by the Seller to the Issuer or the pledge of the Issuer’s interest in the CRR Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the Commission, the State of West Virginia or any of their respective agents, of any of their obligations or duties under the Securitization Law, the Financing Order or the Issuance Advice Letter, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary (i) to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable by the Seller.

SECTION 4.08. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Consumer Rate Relief Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09. Taxes. So long as any of the Consumer Rate Relief Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the CRR Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10. Issuance Advice Letter. The Seller hereby agrees not to withdraw any Issuance Advice Letter provided to the Commission.

SECTION 4.11. Notice of Breach to Rating Agencies, Etc. Promptly after a Responsible Officer of the Seller obtains actual knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee, the Commission and the Rating Agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Consumer Rate Relief Bonds will be deemed to be a material breach for purposes of this Section 4.11.

SECTION 4.12. Use of Proceeds. The Seller shall use the proceeds of the sale of the CRR Property in accordance with the Financing Order and the Securitization Law.

SECTION 4.13. Further Assurances. Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out the provisions and purposes of this Agreement.

SECTION 4.14. Intercreditor Agreement. If the Seller becomes a party to (x) any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables owing from APCo Customers (a “Future Receivables Arrangement”) or (y) any future sale agreement where Seller (1) sells additional consumer rate relief property or similar property to be created under a separate financing order and (2) acts as servicer for such consumer rate relief property, or similar property, consisting of non-bypassable charges payable by the APCo Customers comparable to those sold by the Seller pursuant to this Agreement, in connection with a separate issuance of bonds (a “Future Sale Arrangement”), then in each case:

(a) the terms of the documentation evidencing any such Future Receivables Arrangement or Future Sale Arrangement shall expressly exclude the CRR Property from any receivables or other assets pledged or sold under such Future Receivables Arrangement or Future Sale Arrangement; and

(b) the Seller and the other parties to such Future Receivables Arrangement or Future Sale Arrangement, as applicable, shall enter into an amendment or joinder to the Receivables Intercreditor Agreement or CRR Property Intercreditor Agreement, as applicable, or enter into a separate intercreditor agreement, in connection therewith.

ARTICLE V

THE SELLER

SECTION 5.01. Liability of Seller; Indemnities.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Consumer Rate Relief Bond) that may at any time be imposed on or asserted against any such Person under existing law as of the Closing Date as a result of the sale of the CRR Property by the Seller to the Issuer, the Issuer’s acquisition or holding of the CRR Property, or the issuance and sale by the Issuer of the Consumer Rate Relief Bonds, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Consumer Rate Relief Bond, in the event and to the extent such taxes are not recoverable as Ongoing Financing Costs; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee in accordance with the terms of the Indenture.

(c) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Consumer Rate Relief Bond) that may at any time be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the CRR Property, the issuance and sale by the Issuer of the Consumer Rate Relief Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Consumer Rate Relief Bond; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(c) solely through a cause of action brought for their benefit by the Indenture Trustee in accordance with the Indenture.

(d) The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against all Losses that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement.

(e) Indemnification under Sections 5.01(b), 5.01(c), 5.01(d) and 5.01(f) shall include reasonable and documented out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses), except as otherwise expressly provided in this Agreement.

(f) The Seller shall indemnify the Indenture Trustee (for itself) and each Independent Manager, and any of their respective officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach in any material respect of any of its representations and warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller’s breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which such consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person in writing to employ separate counsel at the expense of the Seller or (iv) in the case of the

Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) The Seller shall indemnify each Servicer (if such Servicer is not the Seller) for the costs of any action instituted by such Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(h) The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

(i) Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

SECTION 5.02. Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller.

Any Person:

(a) into which the Seller may be merged, converted or consolidated (by operation of law or otherwise) and which is a Jurisdictional Successor,

(b) that may result from any merger, conversion or consolidation to which the Seller shall be a party and which is a Jurisdictional Successor,

(c) that may succeed to the properties and assets of the Seller in the State of West Virginia substantially as a whole and which is a Jurisdictional Successor,

(d) which is a successor entity resulting from the division of the Seller into two or more Persons and which is a Jurisdictional Successor, or

(e) which otherwise is a Jurisdictional Successor; and

which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption) shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that

(i) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or Article IV shall be breached in any material respect and, to the extent the Seller is a Servicer, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,

(ii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, merger, division or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

(iii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from external counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the Commission pursuant to the Securitization Law, have been executed (if applicable) and filed that are necessary to fully preserve and protect the respective interest of the Issuer and the Indenture Trustee in all of the CRR Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests,

(iv) the Seller shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the Commission an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material U.S. federal income tax consequence to the Issuer or the Holders of Consumer Rate Relief Bonds, and

(v) the Seller shall have given the Rating Agencies prior written notice of such transaction.

When any Person (or more than one Person) (x) acquires the properties and assets of the Seller in the State of West Virginia substantially as a whole and becomes the Jurisdictional Successor, or (y) otherwise becomes the successor to the Seller in accordance with the terms of this Section 5.02, then in each case upon satisfaction of all of the other conditions of this Section 5.02, the preceding Seller shall automatically and without further notice be released from all of its obligations hereunder.

For purposes hereof, “Jurisdictional Successor” means, with respect to Seller, a “Successor” (as defined in the Securitization Law) who succeeds to all or substantially all of the electric transmission and distribution business of the Seller in the State of West Virginia (or, if the transmission and distribution business is split, any Person which provides wire service directly to APCo Customers).

Notwithstanding the foregoing, WPCo will be allowed to merge into APCo without satisfying the conditions specified in this Section 5.02 so long as APCo is the entity surviving the merger.

SECTION 5.03. Limitation on Liability of Seller and Others . The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01. Amendment.

(a) This Agreement may be amended from time to time (without the consent of the Indenture Trustee or any of the Holders) by a written amendment duly executed and delivered by each of the Seller and the Issuer with ten (10) Business Days’ prior written notice given to the Rating Agencies and, if the contemplated amendment may in the judgment of the Servicers increase Ongoing Financing Costs, the consent or deemed consent of the Commission pursuant to Section 6.02, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate from the Seller stating that the execution of such amendment shall not adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b) In addition, this Agreement may be amended in writing by the Seller and the Issuer with (i) the satisfaction of the Rating Agency Condition, and (ii) if such amendment may in the judgment of the Servicers increase Ongoing Financing Costs, the consent of the Commission pursuant to Section 6.02; provided that any such amendment may not adversely affect the interest of any Holder in any material respect, as evidenced by an Officer’s Certificate of the Seller delivered to the Issuer and the Indenture Trustee, without the consent of the Joint Majority Holders. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(c) It shall not be necessary for the consent of Holders pursuant to this Section 6.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Prior to executing, or consenting to, any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to request and rely upon an Officer’s Certificate or Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement and that all conditions precedent provided for in this Agreement relating to such amendment have been satisfied. Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into or consent to, as applicable, any such amendment which affects such Person’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

SECTION 6.02. Commission Condition. Notwithstanding anything to the contrary in Section 6.01, no amendment or modification of this Agreement that would result in an increase to Ongoing Financing Costs shall be effective unless the process set forth in this Section 6.02 has been followed.

(a) At least thirty-one (31) days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 6.01 (except that the consent of the Indenture Trustee shall be subject to the written consent of the Joint Majority Holders in connection with such amendment or modification), the Seller shall have delivered to the Commission’s executive secretary and general counsel written notification of any proposed amendment or modification, which notification shall contain:

(i) a reference to Case No. 25-0310-E-PC;

(ii) an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(iii) a statement identifying the person to whom the Commission or its authorized representative is to address any response to the proposed amendment or modification or to request additional time.

(b) The Commission or its authorized representative shall, within thirty (30) days after receiving the notification complying with Section 6.02(a) above, either:

(i) provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the Ongoing Financing Costs;

(ii) provide notice of its consent or lack of consent to the person specified in Section 6.02(a)(iii) above; or

(iii) be conclusively deemed to have consented to the proposed amendment or modification;

unless, within thirty (30) days of receiving the notification complying with Section 6.02(a) above, the Commission or its authorized representative delivers to the office of the person specified in Section 6.02(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty (30) days in which to consider whether to consent to the proposed amendment or modification. If the Commission or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the Commission shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase Ongoing Financing Costs to the person specified in Section 6.02(a)(iii) no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the Commission shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the thirty (30) day period provided for in this Section 6.02(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

(c) Following the delivery of a notice to the Commission by the Seller under Section 6.02(a), the Seller and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any notification of a proposed amendment or modification. Such withdrawal shall be evidenced by the prompt written notice thereof by the Seller to the Commission, the Indenture Trustee, the Issuer and the Servicers.

(d) For the purpose of this Section 6.02, an “authorized representative” of the Commission means any person authorized to act on behalf of the Commission.

(e) In no event shall the Indenture Trustee be responsible or liable for determining if an amendment or modification of this Agreement would result in an Ongoing Financing Cost, nor shall the Indenture Trustee be charged with monitoring or satisfying the requirements of this Section 6.02.

SECTION 6.03. Notices. All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the Commission or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, mailed by certified mail, postage prepaid, sent by documented delivery service or, to the extent receipt is confirmed, sent by email or other form of electronic transmission:

(a) in the case of the Seller, to Appalachian Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Email: Treasury_Operations_AEP@aep.com;

(b) in the case of the Issuer, to Appalachian Consumer Rate Relief Funding II LLC at 200 Association Drive, 02, Charleston, West Virginia, 25311, Attention: Managers, Telephone: (614) 716-1523, Email: Treasury_Operations_AEP@aep.com;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of the Commission, to the Public Service Commission of West Virginia, [201 Brooks Street, Charleston, West Virginia, 25301, Attention: Executive Secretary, Telephone: 1-800-344-5113, Facsimile: (304) 340-0325];

(e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email), and solely for purposes of Rating Agency Condition communications: abscormonitoring@moodys.com;

(f) in the case of S&P, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email); or

(g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.05. Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the CRR Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.07. Separate Counterparts; Electronic Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party hereto agrees that this Agreement may be electronically signed, that any digital or electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission.

SECTION 6.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.09. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the CRR Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. The Indenture Trustee is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 6.11. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.12. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee (acting at the written direction of the Joint Majority Holders) has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

APPALACHIAN CONSUMER RATE RELIEF FUNDING II LLC, as Issuer

By:
Name:
Title:

APPALACHIAN POWER COMPANY, as Seller

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Signature Page to

Consumer Rate Relief Property Purchase and Sale Agreement

EXHIBIT A

FORM OF BILL OF SALE

This Bill of Sale is being delivered pursuant to the Consumer Rate Relief Property Purchase and Sale Agreement, dated as of [•] (the “Sale Agreement”), by and between Appalachian Power Company (the “Seller”) and Appalachian Consumer Rate Relief Funding II LLC (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.

In consideration of the Issuer’s delivery to or upon the order of the Seller of $[•], the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the CRR Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the CRR Property includes, to the fullest extent permitted by the Securitization Law, the property, rights and interests of APCo under the Financing Order, including the right of APCo and any Successor to impose, charge and collect CRR Charges from Customers, and including the right to obtain True-Up Adjustments, and all revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests of the Seller created under the Financing Order). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 24-2-4h(p)(1) of the Securitization Law, shall be treated as an absolute transfer and true sale of, and not as a pledge of or secured transaction relating to, the Seller’s right, title and interest in, to and under, the CRR Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the CRR Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the CRR Property to the Issuer, (ii) as provided in Section 24-2-4h(p)(1) of the Securitization Law, such rights become CRR Property when sold hereunder and pledged to secure the Consumer Rate Relief Bonds and (iii) as provided in Section 24-2-4h(o)(4) of the Securitization Law, appropriate financing statements have been filed and such transfer of Seller’s interest in the CRR Property is perfected against all parties having claims of any kind in tort, contract or otherwise against the Seller, including against judicial lien or other lien creditors and against Seller and creditors of Seller, other than creditors holding a prior security interest, ownership interest or assignment in the CRR Property. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be an absolute transfer and true sale as provided in Section 24-2-4h(p)(1) of the Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the CRR Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the CRR Property and, without prejudice to its position that it has absolutely transferred all of its rights in the CRR Property to the Issuer, the Seller hereby grants a security interest in the CRR Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the CRR Charges and all other CRR Property.

The Issuer does hereby purchase the CRR Property from the Seller for the consideration set forth in the preceding paragraph.

EXHIBIT A

1

The Seller and the Issuer each acknowledge and agree that the purchase price for the CRR Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.02 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.

This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

EXHIBIT A

2

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the ___ day of ___________, ______.

APPALACHIAN CONSUMER RATE RELIEF FUNDING II LLC

By:
Name:
Title:

APPALACHIAN POWER COMPANY

By:
Name:
Title:

EXHIBIT A

3

SCHEDULE 1

to

BILL OF SALE

CRR PROPERTY

All CRR Property created or arising under the Financing Order, dated as of March 31, 2026, issued by the Public Service Commission of West Virginia in Case No. 25-0310-E-PC pursuant to the Securitization Law.

EXHIBIT A

4